UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 18, 2005

Date of Report (date of earliest event reported)

Overstock.com, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-49799	87-0634302
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)

6350 South 3000 East

Salt Lake City, Utah 84121

(Address of principal executive offices)

(801) 947-3100

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On October 18, 2005 Overstock.com, Inc. (the “Company”) entered into a Sixth Amendment (the “Amendment”) to a Credit Agreement dated February 13, 2004 with Wells Fargo Bank, National Association (“Wells Fargo”).  The Amendment increases the aggregate amount available under the credit facility from $20 million to $30 million.  The Amendment also eliminates the requirement that the Company maintain specified cash balances with Wells Fargo as a condition to the availability of advances under the facility, and substitutes collateral consisting of securities owned by the Company in an aggregate principal amount of $50 million to secure the Company’s obligations under the facility.

In connection with the Amendment, the Company executed a Second Modification to Promissory Note (the “Modification”) to modify a previously executed promissory note to the Bank so as to evidence the maximum principal amount available under the credit facility described above as $30.0 million, and to increase the interest rate on fixed rate advances under the credit facility to 1.35% above LIBOR on the first day of each fixed rate term under the credit facility.  Borrowings under the credit facility are collateralized by certain securities owned by the Company as described above.

The Amendment permits the Company to continue to procure letters of credit from time to time under the facility.  The aggregate amount of all outstanding letters of credit shall not exceed $15.0 million.

Certain of our officers and directors have banking relationships with Wells Fargo Bank.

The Amendment and Modification are filed as Exhibits 10.1 and 10.2 respectively, to this Current Report on Form 8-K.

Item 2.03               Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 is incorporated herein by reference.

Item 7.01               Regulation FD Disclosure.

The information contained in Item 1.01 is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits

(d)	Exhibits.	10.1	Sixth Amendment to Credit Agreement.

		10.2	Second Modification to Promissory Note.

Certain statements contained in this Form 8-K include statements that are “forward-looking statements.” There are risks that the Company faces that could cause actual results to be materially different from those that may be set forth in forward-looking statements made by the Company. There also may be additional risks that the Company does not presently know or that it currently believes are immaterial which could also impair its business and results of operations. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company’s Annual Report on Form 10-K for the year ended December 31, 2004 and in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2005.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OVERSTOCK.COM, INC.

By:	/s/ David Chidester
David Chidester
Vice President, Finance
Date: October 21, 2005